                                                                   Exhibit 23.01

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Citigroup Inc.:


We consent to the incorporation by reference in the Registration Statements on:

-    Form S-3     Nos. 33-49280, 33-55542, 33-56940, 33-68760,
                  33-51101, 33-62903, 33-63663, 333-04809, 333-12439, 333-27155,
                  333-37992, 333-42575, 333-44549, 333-48474, 333-49442,
                  333-51201, 333-68949, 333-68989, 333-90079, 333-57364,
                  333-75554, and 333-102206; and

-    Form S-8     Nos. 33-29711, 33-38109, 33-39025, 33-43883,
                  33-47437, 33-50206, 33-51201, 33-51353, 33-51769, 33-51783,
                  33-52027, 33-52029, 33-64985, 33-28110, 33-52601, 333-00983,
                  333-02809, 333-02811, 333-12697, 333-25603, 333-38647,
                  333-41865, 333-49124, 333-51030, 333-56589, 333-65487,
                  333-77425, 333-94905, 333-46268, 333-58452, 333-58460,
                  333-58458, 333-63016, 333-91308, 333-1011083, and 333-101134

of Citigroup Inc. of our report dated February 24, 2003, with respect to the consolidated statement of financial position of Citigroup Inc. and subsidiaries ("Citigroup") as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, which report is included in the Annual Report on Form 10-K of Citigroup Inc. for the year ended December 31, 2002. Our report refers to changes, in 2002, in Citigroup's methods of accounting for goodwill and intangible assets and accounting for the impairment or disposal of long-lived assets, and, in 2001, in Citigroup's methods of accounting for derivative instruments and hedging activities, accounting for interest income and impairment on purchased and retained beneficial interests in securitized financial assets, and accounting for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.


/s/ KPMG LLP

New York, New York
March 3, 2003